Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-271356 and 333-271357 on Form S-1 of our reports dated March 31, 2026, relating to the consolidated financial statements and financial statement schedule of 1st Franklin Financial Corporation appearing in this Annual Report on Form 10-K of 1st Franklin Financial Corporation for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 31, 2026